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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------


                                 AMENDMENT NO. 1
                                       TO


                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   -----------

                         RIO VISTA ENERGY PARTNERS L.P.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                            20-0153267
            (STATE OR OTHER                       (I.R.S. EMPLOYER
            JURISDICTION OF                         IDENTIFICATION
           INCORPORATION OR                            NUMBER)
             ORGANIZATION)

               820 GESSNER ROAD, SUITE 1285, HOUSTON, TEXAS 77024
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (713) 467-8235

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                   -----------

        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: None.

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                                Name of each exchange on which
Title of class to be so registered              class is to be registered
----------------------------------              -------------------------

Common Units Representing Limited                    The Nasdaq National Market
Partner Interests

                                    --------

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                         RIO VISTA ENERGY PARTNERS L.P.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

               CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

     Our information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.      Caption                                      Location in Information Statement
--------      -------                                      ---------------------------------
1.            Business                                     "Business;" "Unaudited Pro Forma Condensed Consolidated Financial
                                                           Information;" "Risk Factors;" and "Consolidated Financial Statements"

2.            Financial Information                        "Unaudited Pro Forma Condensed Consolidated Financial Information;"
                                                           "Selected Financial Data;" "Management's Discussion and Analysis of
                                                           Financial Condition and Results of Operation;" "Business-Quantitative and
                                                           Qualitative Disclosure about Market Risk;" and "Consolidated Financial
                                                           Statements"

3.            Properties                                   "Business- Properties"

4.            Security Ownership of Certain                "Security Ownership of Certain Beneficial
              Beneficial Owners and Management             Owners and Management"

5.            Managers and Executive Officers              "Management"

6.            Executive Compensation                       "Management- Executive Compensation";
                                                           "Management- Compensation of Managers"

7.            Certain Relationships and Related            "Certain Relationships and Related Transactions" and
              Transactions                                 "Arrangements between Rio Vista and Penn Octane Relating to the
                                                           Distribution."

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
8.            Legal Proceedings                            "Business- Legal Proceedings"

9.            Market Price of and Distributions on the     "The Distribution- Approval and Trading of Common Units;"
              Registrant's Common Units and Related        "The Distribution-Treatment of Warrants;" "Risk Factors;"
              Unitholder Matters                           "Cash Distribution Policy;" "Security Ownership of Certain Beneficial
                                                           Owners and Management-Securities Authorized for Issuance under Equity
                                                           Compensation Plans;" "The Partnership Agreement-Registration Rights"

10.           Recent Sales of Unregistered Securities      Not included. (See Part II Item 10)

11.           Description of Registrant's Securities to    "Description of Common Units of Rio Vista;" "The Partnership Agreement;"
              be Registered                                "Cash Distribution Policy;" "Resale of Common Units Received in the
                                                           Distribution"

12.           Indemnification of Managers and Officers     "Liability and Indemnification of Officers and Managers"

13.           Financial Statements and Supplementary Data  "Unaudited Pro Forma Condensed Consolidated Financial Information;" and
                                                           Consolidated Financial Statements"

14.           Changes in and Disagreements with            None.
              Accountants and Accounting and Financial
              Disclosure

15.           Financial Statements and Exhibits            "Index to Consolidated Financial Statements"

II.  INFORMATION NOT INCLUDED IN INFORMATION STATEMENT.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

     We were formed as a limited partnership in Delaware on July 10, 2003 under the name "Rio Vista Energy Partners L.P." We issued all of our common units to Penn Octane Corporation, a Delaware corporation, representing a 98% limited partner interest in us for $980.00, and a 2% general partner interest to Rio Vista GP LLC, a Delaware limited liability company and our sole general partner, for $20.00. These issuances were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because they did not involve any public offering of securities.

     We granted Shore Capital LLC, designee of Richard Shore, Jr., President of Penn Octane, the option, exercisable after the date of the distribution, to purchase 97,415 of our common units at a per unit exercise price of $8.47, and Penn Octane granted Shore Capital LLC the option, exercisable after the date of the distribution, to purchase 25% of the limited liability company interests of our general partner from Penn Octane Corporation at an exercise price equal to the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution, which we estimate to be within a range between $55,000 and $120,000 (prior to any investment in the general partner by a third party). The option is exercisable for a period of three years from the grant date. Pursuant to an option agreement dated July 10, 2003, Jerome B. Richter, Chief Executive Officer of Penn Octane, has the option, exercisable after the date of the distribution, to purchase 25% of the limited liability company interests of our general partner from Penn Octane Corporation at an exercise price equal to the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution, which we estimate to be within a range between $55,000 and $120,000. The estimated range of the pro rata portion of the tax basis capital of Rio Vista immediately after the distribution is equal to one-half of one percent of an estimated range of values between $11.4 million and $23.5 million of the assets to be transferred to our operating partnership by Penn Octane. See "The Distribution -- Material Federal Income Tax Consequences of the Distribution -- Federal Income Tax Consequences of the Distribution to Penn Octane." The actual exercise price of options of Shore Capital LLC and Jerome B. Richter to purchase interests in our general partner will equal one-half of one percent of the actual tax basis of the assets transferred to our operating partnership immediately after the transfer, which tax basis could be more or less than the estimated range. These issuances were granted as compensation to Jerome B. Richter and Richard Shore, Jr. as compensation for past and future services and were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because they will not involve any public offering of securities.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) The following financial statements are filed as part of this registration statement:

          (i) Audited Financial Statements of Rio Vista Energy Partners L.P. and the Division of Penn Octane Corporation to be Transferred to Rio Vista Energy Partners L.P.:

               Report of Independent Certified Public Accountants

               Audited Consolidated Balance Sheet as of December 31, 2003

               Report of Independent Certified Public Accountants

               Consolidated Balance Sheets as of July 31, 2003 and 2002

               Consolidated Statements of Operations for the Years Ended July 31, 2003, 2002 and 2001

               Consolidated Statements of Cash Flows for the Years Ended July 31, 2003, 2002 and 2001

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         (ii)  Unaudited Financial Statements of Rio Vista Energy Partners L.P.
and the Division of Penn Octane Corporation to be Transferred to Rio Vista Energy Partners L.P.

               Independent Certified Public Accountants' Review Report

               Consolidated Balance Sheets for December 31, 2003 and March 31, 2004

               Independent Certified Public Accountants' Review Report

               Consolidated Statements of Operations for the Three and Six Months Ended January 31, 2003 and 2004

               Consolidated Statement of Cash Flows for the Six Months Ended January 31, 2003 and 2004

         (iii) Audited Financial Statements of Penn Octane Corporation:

               Report of Independent Certified Public Accountants

               Consolidated Balance Sheets for the Years Ended July 31, 2003 and 2002

               Consolidated Statements of Operations for the Years Ended July 31, 2001, 2002 and 2003

               Consolidated Statements of Stockholders' Equity for the Years Ended July 31, 2001, 2002 and 2003

               Consolidated Statement of Cash Flows for the Years Ended July 31, 2001, 2002 and 2003

         (iv)  Unaudited Financial Statements of Penn Octane Corporation:

               Independent Certified Public Accountants' Review Report

               Consolidated Balance Sheets for July 31, 2003 and January 31,
               2004

               Consolidated Statements of Operations for the Three and Six Months Ended January 31, 2003 and 2004

               Consolidated Statement of Cash Flows for the Six Months Ended January 31, 2003 and 2004

     (b)  Exhibits:


Exhibit No.                         Description
-----------                         -----------
2.1***                              Form of Distribution Agreement by and between Rio Vista Energy Partners
                                    L.P. and Penn Octane Corporation.

3.1*                                Certificate of Limited Partnership of Rio Vista Energy


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
                                    Partners L.P.

3.2***                              Form of First Amended and Restated Agreement of Limited Partnership of Rio Vista Energy Partners
                                    L.P.

3.3*                                Certificate of Limited Partnership of Rio Vista Operating Partnership L.P.

3.4***                              Form of First Amended and Restated Agreement of Limited Partnership of Rio Vista Operating
                                    Partnership L.P.

3.5*                                Certificate of Formation of Rio Vista GP LLC

3.6*                                Form of Amended and Restated Limited Liability Company Agreement of Rio Vista GP LLC

3.7*                                Certificate of Formation of Rio Vista Operating GP LLC

3.8*                                Limited Liability Company Agreement of Rio Vista Operating GP LLC

4.1*                                Specimen Unit Certificate for Common Units (contained in Exhibit 3.2)

8.1                                 Opinion of Fulbright & Jaworski L.L.P. as to certain U.S. federal income tax considerations

10.1***                             Form of Contribution, Conveyance and Assumption Agreement

10.2***                             Form of Omnibus Agreement

10.3*                               Form of Purchase Contract for sale of LPG by Penn Octane Corporation to Rio Vista Operating
                                    Partnership L.P.

10.4**                              Form of Unit Purchase Option between Penn Octane Corporation and Shore Capital LLC

10.5**                              Form of Unit Purchase Option between Penn Octane Corporation and Jerome B. Richter

10.6**                              Form of Unit Option Agreement between Rio Vista Energy Partners L.P. and Shore Capital LLC

10.7*                               Forms of Warrants to Purchase Common Units to be issued to Penn Octane warrantholders

10.8**                              Form of Voting Agreement among Penn Octane Corporation, Jerome B. Richter and Shore Capital LLC

10.9**                              Employment Agreement between Penn Octane Corporation and Richard Shore, Jr. dated effective May
                                    13, 2003

21*                                 List of Subsidiaries of Rio Vista Energy Partners L.P.

23.1                                Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 8.1)

99.1                                Rio Vista Energy Partners L.P. Information Statement

99.2***                             Fairness Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.


* Previously filed as an exhibit to the Form 10 filed September 18, 2003 (SEC File No. 0-50394).

         ** Previously filed as an exhibit to the Form 10/A filed February 13, 2004 (SEC File No. 0-50394).


         *** Previously filed as an exhibit to the Form 10 filed May 6, 2004 (SEC File No. 0-50394).

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                             RIO VISTA ENERGY PARTNERS L.P.

                                             By: Rio Vista GP LLC, its
                                                 General Partner

                                                 By: /s/ Richard Shore, Jr.
                                                    --------------------------
                                                 Richard Shore, Jr., President


Dated: May 19, 2004

                                INDEX TO EXHIBITS


Exhibit No.                         Description
-----------                         -----------
2.1***                              Form of Distribution Agreement by and between Rio Vista Energy Partners L.P. and Penn Octane
                                    Corporation.

3.1*                                Certificate of Limited Partnership of Rio Vista Energy Partners L.P.

3.2***                              Form of First Amended and Restated Agreement of Limited Partnership of Rio Vista Energy Partners
                                    L.P.

3.3*                                Certificate of Limited Partnership of Rio Vista Operating Partnership L.P.

3.4***                              Form of First Amended and Restated Agreement of Limited Partnership of Rio Vista Operating
                                    Partnership L.P.

3.5*                                Certificate of Formation of Rio Vista GP LLC

3.6*                                Form of Amended and Restated Limited Liability Company Agreement of Rio Vista GP LLC

3.7*                                Certificate of Formation of Rio Vista Operating GP LLC

3.8*                                Limited Liability Company Agreement of Rio Vista Operating GP LLC

4.1*                                Specimen Unit Certificate for Common Units (contained in Exhibit 3.2)

8.1                                 Opinion of Fulbright & Jaworski L.L.P. as to certain U.S. federal income tax considerations

10.1***                             Form of Contribution, Conveyance and Assumption Agreement

10.2***                             Form of Omnibus Agreement

10.3*                               Form of Purchase Contract for sale of LPG by Penn Octane Corporation to Rio Vista Operating
                                    Partnership L.P.

10.4**                              Form of Unit Purchase Option between Penn Octane Corporation and Shore Capital LLC

10.5**                              Form of Unit Purchase Option between Penn Octane Corporation and Jerome B. Richter

10.6**                              Form of Unit Option Agreement between Rio Vista Energy Partners L.P. and Shore Capital LLC

10.7*                               Forms of Warrants to Purchase Common Units to be issued to Penn Octane warrantholders

10.8**                              Form of Voting Agreement among Penn Octane Corporation, Jerome B. Richter and Shore Capital LLC

10.9**                              Employment Agreement between Penn Octane Corporation and Richard Shore, Jr. dated effective May
                                    13, 2003

21*                                 List of Subsidiaries of Rio Vista Energy Partners L.P.

23.1                                Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 8.1)

99.1                                Rio Vista Energy Partners L.P. Information Statement

99.2***                             Fairness Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.


     * Previously filed as an exhibit to the Form 10 filed September 18, 2003 (SEC File No. 0-50394).

     ** Previously filed as an exhibit to the Form 10/A filed February 13, 2004 (SEC File No. 0-50394).


     *** Previously filed as an exhibit to the Form 10 filed May 6, 2004 (SEC File No. 0-50394).